Exhibit 99.1

Theravance, Inc. Announces Name Change to Innoviva, Inc.

South San Francisco, Calif. (January 8, 2016) — Theravance, Inc. (NASDAQ: THRX), a healthcare-focused asset management company, today announced that it changed its name to Innoviva, Inc., effective January 7, 2016. In addition to Innoviva’s new name, the company has also unveiled a new corporate identity and website, available at www.inva.com.

“We are proud to launch our new corporate identity as Innoviva, which we believe clearly reflects our business strategy. The name represents the fusion of our innovative approach to asset management with our commitment to improving the lives of patients by helping to bring impactful medicines to market,” said Michael W. Aguiar, President and Chief Executive Officer of Innoviva. “We believe 2016 will be an exciting year for Innoviva as we expect to continue to see positive script trends and improving payer coverage in the US market for both RELVAR®/BREO® ELLIPTA and ANORO® ELLIPTA, and remain committed to maximize the commercial potential of our portfolio in partnership with GSK.”

The name change does not affect the rights of the company’s stockholders. The company’s common stock will continue to trade under ticker symbol “THRX” on the NASDAQ Global Select Market until market close on January 8, 2016. Trading on NASDAQ under the Innoviva name and ticker symbol “INVA” (NASDAQ: INVA) will begin at market open on January 11, 2016.

The name change comes a year and a half after Theravance, Inc. spun-off and separated from Theravance Biopharma, Inc., a pharmaceutical research and development company. No action is required by stockholders with respect to the name change. The company’s common stock has been assigned a new CUSIP number of 45781M101 in connection with the name change. Outstanding stock certificates are not affected by the name change and will not need to be exchanged.

About Innoviva

Innoviva, formerly known as Theravance, Inc., is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and, if approved and commercialized, VI monotherapy, as well. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc. For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Innoviva forward-looking statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: payor coverage, the strategies, plans and objectives of the company, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for product candidates through development and commercialization, the timing of seeking regulatory approval of product candidates, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2014 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the SEC in the first quarter of 2016.  In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact Information:

Eric d’Esparbes
Sr. Vice President and Chief Financial Officer
650-238-9640
investor.relations@inva.com